EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
KRONOS ADVANCED TECHNOLOGIES, INC.

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Kronos Advanced Technologies, Inc. (the "Company") of our report dated Sep 26 2021, relating to our audits of the Company's consolidated financial statements as of June 30, 2021 and 2020.

/s/

WEINSTEIN INTERNATIONAL CPA

www.dwacc.com

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